United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

OXiGENE, Inc. (the “Company”) today announced that it has filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a 1-for-20 reverse stock split (“reverse split”) on February 22, 2011 (the “Effective Date”).

On the Effective Date, immediately and without further action by the Company’s stockholders, every 20 shares of the Company’s Common Stock, $0.01 par value per share, issued and outstanding immediately prior to the filing of the Amendment  were automatically converted into one share of Common Stock, $0.01 par value per share.   As a result of the reverse split, the number of outstanding shares of Common   Stock was reduced to approximately 6,829,292, excluding outstanding and unexercised share options and warrants and subject to adjustment for fractional shares.  The reverse stock split will not affect any shareholder’s ownership percentage of the Company’s Common Stock, except to the limited extent that the reverse split would result in any shareholder owning a fractional share. In lieu of fractional shares, stockholders will receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price per share on the business day immediately preceding the Effective Date as reported on The Nasdaq Capital Market® by (ii) the number of shares of Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.  Further, any options, warrants and contractual rights outstanding as of the Effective Date that are subject to adjustment will be adjusted in accordance with the terms thereof.  These adjustments may include, without limitation, changes to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price.

The Common Stock will begin to trade on NASDAQ on a post-split basis on February 23, 2011.  It is expected that NASDAQ will append a “D” to the Company’s ticker symbol (“OXGND”) to indicate the completion of the reverse split, and that after a 20 trading-day period following effectiveness of the reverse split, the ticker symbol will revert to “OXGN.”  In addition, the shares of Common Stock will also trade under the new CUSIP number 691828 305 effective on February 22, 2011.

As previously disclosed, the shareholders of the Company approved a proposal authorizing the Board of Directors, in its discretion, to implement the reverse split at a Special Meeting of Shareholders held on December 21, 2010.   For further information about the proposal to authorize the Board of Directors to implement the reverse split, please refer to the Company’s definitive proxy statement as filed with the SEC on November 12, 2010.

The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of OXiGENE, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: February 22, 2011	/s/ James B. Murphy
By: James B. Murphy
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of OXiGENE, Inc.